AMENDMENT NO. 1

                  TO THE FAIR, ISAAC AND COMPANY, INCORPORATED
                             1987 STOCK OPTION PLAN

         Effective  as  of  March  1,  1988,   the  Fair,   Isaac  and  Company,
Incorporated 1987 Stock Option Plan is hereby amended as follows:

         Section 2(g) is amended to read as follows:

                  "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

                  (i) If Stock was traded over-the-counter on the date in question, whether or not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

                  (ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date; and

                  (iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

         To record the adoption of this amendment to the Fair, Isaac and Company, Incorporated 1987 Stock Option Plan by the Board on August 18, 1988, the Corporation has caused its authorized officers to affix the corporate name hereto.


                                     Fair, Isaac and Company, Incorporated




                                       By ______________________________________
                                               Peter L. McCorkell
                                               Vice President & Secretary

                                                                    EXHIBIT 10.8